Exhibit 10.1
MORTGAGE LOAN SUBSERVICING AGREEMENT
This SUBSERVICING AGREEMENT ( this “SA”) is made as of September 25th, 2006 between:
ebank MORTGAGE, LLC, a Georgia limited liability company (“Lender”) and a subsidiary of ebank, a federally chartered thrift, whose address is 2401 Lake Park Drive, Suite 200, Smyrna, Georgia; and
SUNSHINE MORTGAGE CORPORATION, a Georgia corporation (“Subservicer”), whose address is 2401 Lake Park Drive, Suite 300, Smyrna, Georgia
Recitals:
A. Subservicer is in the business of originating, servicing and subservicing real estate mortgage loans.
B. Lender is an affiliate of Subservicer.
C. Subservicer has the capacity to subservice for Lender the residential mortgage loans currently in Lender’s closed loan portfolio (which, together with any mortgage loans hereafter added with Parties’ consent, are collectively the “Mortgage Loans”). Lender is or will be either (1) the owner of the Mortgage Loans or (2) the owner of the Servicing Rights to the Mortgage Loans. For reference in succeeding paragraphs of this SA, any mortgage loans for which Lender is the owner loan or for which Lender may acquire ownership of the servicing rights in the future, are referred to as “subservicing” or simply as Mortgage Loans.
D. Lender desires that Subservicer subservice the Mortgage Loans and Subservicer is in agreement to do so, on the terms and conditions hereinafter provided.
NOW THEREFORE, in consideration of the covenants and agreements contained in this SA, the Parties agree as follows:
ARTICLES — DEFINTIONS
1.1 For purposes of this SA, each of the following terms shall have the meaning(s) specified:
          “Account Maintenance Fee” is defined in Section I.B(2) of Schedule II.
          “Advances” is defined in Section 3.5.
          “Agencies” mean Freddie Mac, Fannie Mae and Ginnie Mae, each an “Agency”.
          “Ancillary Income” means all fees, administrative fees and other income collected by Subservicer with respect to the Mortgage Loans, either directly from Mortgagors or from others, including without limitation, Optional Insurance premiums, late charges, insufficient funds check charges, assumption fees, release of liability fees, partial release fees, deed release and satisfaction fees and any other incidental fees permissible under Applicable Requirements, but does not include (1) servicing fees paid by an Investor to Lender pursuant to a contractual agreement under which Lender is obligated to service any of the Mortgage Loans for such investor; (ii) reimbursement of Advances or certain expenses as herein provided; (iii) the fees and charges described in Sections I.A, I.B, I.D, I.E, I.F, I.G, I.H, I.I, I.J, I,K, I.L, and I.M., Part II and Part III of Schedule II; (iv) collections of T&I and P&I payments from Mortgagors; (v) Loss Mitigation Fees; (vi) origination fees and points even if (for Lender’s convenience) reported by Subservicer to the IRS (vii) prepayment penalties, which shall be retained by Lender; nor (viii) pay-by-phone fees, which shall be retained by Subservicer and for which Subservicer shall pay all associated vendor charges.
          “Applicable Requirements” means and includes, as of the time of reference, all of the following: (i) all Mortgage Loan-related contractual obligations of any Prior Servicer, of Lender and of Subservicer, contained in the mortgage loan documents for which Lender or Subservicer or any prior Subservicer was at any time responsible; (ii) all applicable Mortgage Loan-related federal, state and local legal and regulatory requirements (including statutes, rules, regulations and ordinances) binding upon Lender or Subservicer or Prior Subservicer; (iii) all other applicable Mortgage Loan-related requirements and guidelines of (1) each governmental agency, board, commission, instrumentality or other governmental body or officer having jurisdiction (including without limitation those of FHA, Freddie Mac, Fannie Mae, Ginnie Mae, HUD, USDA/RHS, and VA and their respective Guides) and (2) any applicable PMI companies, including without limitation their respective Guides; and (iv) all other applicable judicial and administrative judgments, orders, stipulations, awards, writs and injunctions.
          “ARM” means an adjustable rate Mortgage Loan that allows the holder of the promissory note secured thereby to periodically adjust the interest rate based on movement in a specified index in accordance with the schedule set forth in said promissory note.
     “Balloon” refers to a Mortgage Loan the principal of which will not fully amortize before the scheduled maturity of the Mortgage Loan.
     “Business Day” means any day other than (i) a Saturday or Sunday, or (ii) a day on which insured depository institutions in Georgia are authorized or obligated by law to be closed.
     “Confidential Information” means, but is not limited to, any items (irrespective of the media used) marked by the disclosing Party as confidential, any items identified by the disclosing Party which qualify as a trade secret pursuant to state law, technical and business information relating to the disclosing Party’s customers, products, research and development, production, manufacturing and engineering processes, computer software, costs, finances, marketing, production, future business plans, subcontractors, the Mortgagors or obligors under any Mortgage Loan, and Lender’s mortgage loan products, whether delivered prior to, contemporaneously with or after the execution of this SA. The term “Confidential Information” shall not include information which : (i) was already known to the receiving Party prior to the time it is disclosed to the receiving Party; (ii) is in or has entered the public domain through no breach of this SA or other wrongful act of the receiving Party; (iii) has been rightfully received from a third party without breach of this SA; (iv) has been approved for release by written authorization of the disclosing Party; or (v) is required to be disclosed to regulators pursuant to the final binding order of a governmental agency or court of competent jurisdiction or as otherwise required by law, provided that the disclosing Party has been given reasonable notice thereof and the opportunity to contest same if desired.
     “Cut-Off Date” means the last day of an Investor accounting cycle or reporting cycle, as the context indicates.
     “Escrow Accounts” means all funds and accounts at the time of reference held under the related Mortgage Loans by or for Lender on behalf of the Mortgagors, Investors or others, including but not limited to: (i) Mortgage Loan trust funds and impound accounts maintained or controlled by or for Lender for the purpose of paying, when due, Mortgage Loan-related real estate taxes, special assessments and/or ground rents, hazard insurance premiums, and mortgage insurance premiums; (ii) P&I collections (including payoff funds) not yet remitted to the appropriate Investors; (iii) undisbursed loss draft proceeds arising as a result of insured losses to Mortgage Loan collateral, buydown funds and other unapplied funds; and (iv) all other Mortgage Loan funds held by or for Lender in connection with the Mortgage Loans which do not constitute Lender’s corporate funds.
     “Exit Fee” is defined in Part II of Schedule II.
     “Exit Related Charges” is defined in Part II of Schedule II.
     “FDIC” means the Federal Deposit Insurance Corporation and any successor.
     “FHA” means the Federal Housing Administration within HUD and any successor.
     “FHLMC” or “Freddie Mac” means the Federal Home Loan Mortgage Corporation and any successor.
     “Fidelity” means Fidelity Information Services, Inc, the computer service bureau that provides Subservicer’s Fidelity System.
     “Fidelity System” means Subservicer’s automated mortgage loan servicing system.
     “FNMA” or “Fannie Mae” means the Federal National Mortgage Association and any successor.
     “GNMA” or “Ginnie Mae” means the Government National Mortgage Association and any successor.
     “Guides” means, as of the time of reference, all Mortgage Loan-related published guidance of FHA, Freddie Mac, Fannie Mae, Ginnie Mae, HUD, USDA/RHS, VA and any PMI companies, including without limitation mortgagee letters, announcements, circulars, handbooks and manuals which establish requirements or procedures applicable to the origination, administration, assignment, pooling, servicing or subservicing of the Mortgage Loans or claims against any identity previously named herein.
     “Hazard Insurance” means all policies of property insurance insuring against loss or damage to any Mortgaged Premises by fire and other perils, including without limitation all endorsements and riders thereto, and including so-called fire and extended-coverage insurance policies, homeowner’s insurance policies, flood insurance policies and windstorm insurance policies.
     “HUD” means the U.S. Department of Housing and Urban Development and any successor.
     “Investor” means, as of the time of reference: (i) Lender, with respect to portfolio Mortgage Loans owned by Lender and subserviced by Subservicer hereunder; (ii) Fannie Mae with respect to Mortgage Loans owned or securitized by Fannie Mae; (iii) Freddie Mac with respect to Mortgage Loans owned or securitized by Freddie Mac; (iv) with respect to Mortgage Loans collateralizing securities guarantee by Ginnie Mae, either the Party having Issuer responsibility or the holders of related Ginnie Mae-guaranteed certificates or Ginnie Mae, as the context shall indicate; and (v) each owner and holder of Mortgage Loans subserviced by Subservicer for Lender hereunder, other than any owner and holder referred to in the clauses (i), (ii), (iii), or (iv).
     “IRC” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.
     “IRS” means the Internal Revenue Service or any successor.
     “Lender” means the Party identified as such at the top of Page 1 of this SA.
     “Loss Mitigation Fees” are the fees and expenses for loss mitigation activities.
     “MBSO” is defined in Section 2.9.2.
     “MERS” means the Mortgage Electronic Registration System and Mortgage Electronic Registration, Inc., or any successor, collectively or singly, as the context requires.
     “MERS Mortgage Loan” means any Mortgage Loan registered with MERS, whether at or after the transfer date of such Mortgage Loan.
     “Mortgage”, “Mortgages”, and “Mortgage Loans” means the fixed-rate or adjustable mortgage loans and the fixed-rate or adjustable mortgages, security deeds, trust deeds, deeds of trust and other documents securing those loans which comprise the residential mortgage loans being transferred, together with any such loans hereafter subserviced hereunder by mutual agreement of Lender and Subservicer.
     “Mortgaged Premises” means the real estate encumbered by a Mortgage to secure a Mortgage Loan.
     “Mortgagor” means the one or more mortgagors, trustors of trust deeds and deeds of trust, the grantors of any Mortgage securing a Mortgage Loan and the owners of the Mortgaged Premises at the time of reference.
     “NCUA” means the National Credit Union Administration and any successor.

     “Optional Insurance” means mortgage/credit life insurance, accidental death insurance, disability insurance, unemployment insurance or any similar optional insurance covering a Mortgagor for which premiums are collected by the Subservicer.
     “Original Subservicing” means, as the context shall indicate, (i) the Mortgage Loans existing in the Lender’s portfolio as of the date of the execution of this SA or (ii) the subservicing of those Mortgage Loans as of the date of execution of this SA.
     “Parties” means Lender and Subservicer referred to in this SA, each a “Party”.
     “Person” means a human individual, partnership (limited or general), corporation, limited liability company, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.
     “P&I” means principal and interest.
     “PMI” means private mortgage insurance.
     “PMI Companies” means the insurance companies that have issued or will issue PMI policies insuring any of the Mortgage Loans.
     “Prime Rate” means the fluctuating prime rate established each Business Day under the “MONEY RATES” column in The Wall Street Journal.
     “Prior Servicers” means, individually or collectively, all individuals and entities that at any time originated, serviced or subserviced any of the Mortgage Loans.
     “Recon Firm” is defined in Section 2.5(d)(2).
     “REO” means real estate owned, i.e. real property for which the title was acquired by an Investor or by Lender through foreclosure of a Mortgage or acceptance of a deed in lieu of foreclosure.
     “Servicing Rights” means the rights and responsibilities with respect to servicing and subservicing the Mortgage Loans and the associated Escrow Accounts and Mortgage Loan Files.
     “Subservicer” means the Party identified as such at the top of Page 1.
     “T&I” means taxes and insurance.
     “Term” is defined in Section 5.1.

     “Transfer Date” means, for each Mortgage Loan, the date of delivery of the subservicing of such Mortgage Loan to Subservicer for subservicing hereunder.
     “UCC” means the Uniform Commercial Code.
     “USDA/RHA” means the U.S. Department of Agriculture Rural Housing Service and any successor.
     “VA” means U.S. Department of Veterans Affairs and any successor.

ARTICLE II – MUTUAL AGREEMENTS
2.1 In General
     (a) The foregoing Recitals are incorporated herein and made a part hereof as though restated in their entirety. Subservicer hereby agrees to subservice the Mortgage Loans pursuant and subject to the terms of this SA. Subservicer acknowledges and agrees that its provision of services hereunder will be subject to Office of Thrift Supervision (“OTS”) oversight, review and examination.
     (b) Subservicer has only those duties specified in this agreement. The Parties agree that Fannie Mae’s Guide will be the applicable “Guide” as to any servicing function to be performed by subservicer hereunder unless Applicable Requirements necessitate that another standard or procedure be applied to the particular Mortgage Loan(s) in question.
2.2 Compliance
     (a) Subservicer will comply with, and Subservicer will endeavor to cause each Mortgagor to comply with, all Applicable Requirements and will not take any actions that would constitute or lead to violations of law by Lender or ebank.
     (b) Where applicable, Subservicer will comply with the National Housing Act, as amended, and with the Servicemembers Civil Relief Act of 2003, as amended, and with all rules and regulations issued under each of those statutes, and with the requirements of PMI companies, including requirements concerning the giving of notices and submitting of claims required to be given or submitted to FHA, USDA/RHS, VA or to PMI Companies, to the end that the full benefit of any applicable FHA insurance, the guaranty of the United States of America, or PMI will inure to the benefit of Lender and Investors as their interests may appear. Subservicer will prepare a monthly report of all such notices and/or claims to Investor if requested in writing by Investor.
2.3 Duties of Subservicer with Respect to Mortgage Loans
     Until the principal balance and any accrued interest due is paid in full, unless subservicing is sooner terminated pursuant to the terms hereof, but subject always to the Applicable Requirements and Lender’s performance of its obligations under Section 3.5, Subservicer shall:
     (a) Collect payments of principal, interest and applicable escrow deposits for taxes, assessments and other public charges that are generally impounded, hazard insurance premiums, FHA insurance or PMI premiums, and all other items, as they become due;
     (b) Accept payments of P&I and Escrow Account deposits only in accordance with the Mortgage Loan documents. Deficiencies in or excess payments or deposits shall be accepted and applied, or accepted and unapplied, or rejected in accordance with Applicable Requirements;

(c) Apply all payments and escrow account deposits collected by it from the Mortgagor, and maintain permanent mortgage account records which shall accurately reflect: (i) at any time and in chronological order the date, amount, distribution, payment due date and other transactions affecting the amounts due from or to the Mortgagor; and (ii) the latest outstanding balances of principal, escrow, advances and unapplied funds;
(d) Pending disbursement, segregate and hold Escrow Accounts in an institution selected by Lender, whose deposits are insured by the FDIC or NCUA, meeting the requirements of Freddie Mac, Fannie Mae or Ginnie Mae, as appropriate, in such manner as to show the custodial nature thereof, and so that the Investor and each separate Mortgagor whose funds have been contributed to such account(s) will be individually protected, to the extent permitted by law, under the rules of the FDIC or NCUA. Subservicer’s records shall show the respective interests of the Investor and each Mortgagor in all such Escrow Accounts. All funds collected for P&I shall be held and carried in Subservicer’s records either (i) as trustee for Lender, or (ii) as trustee for Lender as custodian for other Investors, as appropriate, and shall be established in such a manner as to comply with all applicable rules and regulations of any governmental agency insuring or guaranteeing the Mortgage Loan(s). Subservicer shall deposit funds into Escrow Accounts within (2) Business Days after funds are applied to the Mortgage Loans. All transfers to and withdrawals from Escrow Accounts will be accomplished through check, wire or ACH transfers; and Lender agrees to establish and maintain all Escrow Accounts in accordance with Agency or other Applicable Requirements, to cooperate with Subservicer to facilitate appropriate draws on such Escrow Accounts and to honor (or if Lender is not a bank or thrift, to direct the banks or thrifts holding Lender’s Escrow Accounts to honor) all such cash items, wires or ACH transfer requests initiated by Subservicer;
(e) If any federal or state stature or rule of law requires the payment of interest on Escrow Account deposits, then Subservicer will pay such interest on Escrow Accounts which it maintains or controls, subject to Subservicer’s rights of reimbursement under Section 3.5 of this SA. Lender will have the obligation to notify Subservicer if it originates and transfers for subservicing to Subservicer any loans in states where the payment of such interest on Escrow Accounts is applicable. Subservicer will determine the amount of deposits to be made by Mortgagors in accordance with RESPA, and will perform and furnish to each Mortgagor all analyses of the Escrow Account in conformity with Applicable Requirements;
(f) Maintain accurate records reflecting the status of taxes, ground rents and other recurring charges generally accepted by the mortgage servicing industry that would become a lien on the Mortgaged Premises if unpaid. For all Mortgage Loans providing for the payment to and collection by Subservicer of Escrow Account deposits, Subservicer shall pay such charges for which Escrow Account deposits are maintained before any penalty date and, whenever possible and when required by Applicable Requirements, in time to secure maximum discounts available. Notwithstanding the aforementioned, should any penalty be incurred on loans transferred to Subservicer within 30 days of the tax due date and Lender has failed to notify Subservicer of such imminent disbursement requirement, Lender will be obligated to reimburse Subservicer for said penalty;
(g) If funds held in a Mortgagor’s Escrow Account are insufficient to timely pay, when due and in full, related real estate taxes and assessments, mortgage insurance premiums, hazard insurance premiums, or other items customarily paid from the established Escrow Account, Subservicer will: (1) make Advances to pay such items; (2) endeavor to collect the repayment of the Advances from the Mortgagor in accordance with Applicable Requirements; and (3) request reimbursement from Lender in accordance with Section 3.5;
(h) For any Mortgage Loan for which Escrow Account deposits have been waived or suspended by Lender, then, upon (i) notification to Subservicer by Subservicer’s tax service of non-payment of real estate taxes, or (ii) notification to Subservicer of non-payment of any other items for which the Lender established escrow collections, or (iii) the failure of any Mortgagor to timely submit evidence of premiums paid on renewal policies of hazard insurance, Subservicer will endeavor to obtain the necessary funds or policies from the Mortgagor. If the Mortgagor fails to timely cure the default, then Subservicer will: (1) make an Advance to pay any delinquent taxes or other delinquent escrow items; (2) if necessary, “force place” lapsed hazard insurance in at least an amount sufficient to protect Lender’s interest; (3) request reimbursement from Lender in accordance with Section 3.5; and (4) take appropriate steps to collect the Advances as quickly as Applicable Requirements permit, and (if not already in place and if Lender is permitted to do so under Applicable Requirements) establish a fully funded Escrow Account at the earliest practicable time;
(i) Assure that improvements on the Mortgaged Premises securing each Mortgage Loan are insured by Hazard Insurance issued by companies acceptable to Investor in an amount at least equal to the unpaid principal balance of the Mortgage Loan or the full insurable value of the improvements, whichever is less, of a type at least as protective as fire and extended coverage, and containing a “standard” mortgagee clause in the form customarily used in the area in which the Mortgaged Premises are located. In all events, the provisions of the underlying Mortgage Loan documents shall prevail. During the course of subservicing, the mortgagee clause under the Hazard Insurance will name the party insured as follows:
ebank Mortgage, LLC
Its Successors and/or Assigns
2401 Lake Park Drive Suite 200
Smyrna, GA 30080
2.4 Other. Subservicer shall be responsible for further safeguarding each Investor’s interest in the Mortgaged Premises and rights under the Mortgage Loan by:
     (a) Inspecting the Mortgaged Premises in accordance with Applicable Requirements, and performing such other inspections as, in Subservicer’s opinion, prudent and sound business judgment dictate;
     (b) To the extent possible, securing any Mortgaged Premises found to be vacant or abandoned and advising Investor of the status thereof;
     (c) Notifying Investor promptly if Subservicer receives written notice of any lien, bankruptcy, condemnation, probate proceeding, tax sale, partition, local ordinate violation, condemnation in the nature of eminent domain or similar event that would, in Subservicer’s judgment, impair the Investor’s security; and Subservicer shall assist Investor in undertaking appropriate action to preserve its security;
     (d) Advising Lender promptly upon receipt of any request for a partial release, easement grant, substitution, subdivision or re-subdivision, subordination, alteration, or waiver of security instrument terms, and (if required by Applicable Requirements or if approved by the related Investor) seeking necessary consents to such request;
     (e) (1) Advising Lender promptly in all cases (and advising the related Investor if that Investor is other than the Lender) of any change in ownership of the Mortgaged Premises subject to a Mortgage Loan, and complying with all instructions of Lender and Investor(s) with respect to the acceleration or modification of the indebtedness;
          (2) Notifying Lender promptly following Subservicer’s receipt of an inquiry concerning, or request for approval of, an assumption and supplying all information in the possession of Subservicer which is requested by Lender to facilitate the preparation by Lender of any required disclosures. Lender, if applicable, will prepare and forward (or arrange for delivery of) all disclosures to the assumptors within period set by Applicable Requirements and send a copy of all disclosures to Subservicer. With respect to an assumption, Subservicer shall have no other responsibility or liability regarding disclosures required from Lender (or the Investor if other than Lender, if applicable) or the accurace of the same, except as set forth in this Section 2.4.
          (3) If Lender (and the related Investor) authorize an assumption subject to qualification of the assumptors and receipt of further documentation, the Subservicer shall, upon receipt of a signed contract and an application fee from the Mortgagor and proposed assumptors, provide a Blank application form for completion by the Mortgagor and assumptors, with applicable verification forms from the Mortgagor and proposed assumptors, as applicable, Subservicer will process the application (i.e., request credit reports and verify all information on the completed application) and forward the completed assumption package to Lender for further processing. Lender will then underwrite the requested assumption, request any required Investor and/or PMI Company, FHA or VA approval, and forward approved assumption to Subservicer for final transfer and assumption.
     (f) Maintaining, at all times and at Subservicer’s expense, a policy of Errors and Omissions insurance coverage as required by the Agencies. One of the purposes of such coverage is to provide Lender and Investor protection in liquidating a Mortgage Loan against a net loss that can be attributed to the Mortgaged Premises from hazard or peril required by the Investor to be insured and that otherwise would be insured but for Subservicer’s negligence in allowing insurance coverage to lapse or failing to keep a sufficient amount of insurance in force.
     (g) The disbursing of insurance loss settlements, including:
          (1) the receiving of reports of Hazard Insurance losses and assuring that proof of loss statements are properly filed;
          (2) authorizing the restoration and rehabilitation of the Mortgaged Premises;

          (3) collecting, endorsing and disbursing the insurance loss proceeds and arranging for progress inspections and payments, if necessary;
          (4) complying with all applicable FHA, VA or PMI company requirements pertaining to giving of notices and settlement of mortgage insurance losses; and
          (5) endeavoring to preserve the priority of the Mortgage lien by complying with applicable mechanics’ lien laws, to the extent commercially available and in accordance with Subservicer’s present practices and disbursement practices customary in the mortgage servicing industry
     (h) Processing insurance loss drafts in the following manner:
          (1) Provided that the Mortgage Loan is current in all respects, Subservicer may endorse and deliver to Mortgagor (without prior inspection of the Mortgaged Premises and completion of repairs) settlement drafts for losses up to Five Thousand Dollars ($5,000.00);
          (2) With respect to settlement drafts for losses greater than Five Thousand Dollars ($5,000.00), but not more than Ten Thousand Dollars ($10,000.00), Subservicer may exercise its discretion as to the necessity of inspection and completion of repairs prior to endorsement and delivery of the draft. Subservicer’s discretion will be based on factors such as the extent of the loss, Mortgage Loan payment history, extent of Mortgage Loan amortization, probable equity in the Mortgaged Premises, and any other relevant factors; and
          (3) Before endorsement and delivery of settlement drafts for losses greater than Ten Thousand Dollars ($10,000.00), Subservicer shall have an inspection of the Mortgaged Premises performed to ensure that the repairs have been completed.
     (i) Preparing and filing all necessary 1098 tax reports with appropriate Investors, Mortgagors and the IRS, in accordance with Applicable Requirements, covering the period of Subservicer’s subservicing of the related Mortgage Loans. If the Parties subsequently agree in writing, Subservicer shall do 1098 reporting for the entire calendar year in which the Transfer Dates for the Original Subservicing Mortgage Loans occur provided that sufficient information necessary to file such reports is provided by Lender for the periods prior to the respective Transfer Dates on a timely basis and at its sole expense and that Lender shall remain responsible for any errors or omissions in such information provided by Lender.
2.5	ARM Adjustments; Investor Accounting and Remittances: Paid in Full Mortgage Loans.

Subject to Applicable Requirements, Subservicer shall:
     (a) Make and implement ARM interest rate adjustments and monthly payment amount adjustments and give all required notices, which adjustments and notices will accurately reflect changes in the applicable Mortgage Loan rate index. Subservicer shall timely notify the Investor, to the extent notification is required by Applicable requirements, of the effective date and method of implementation of such interest rate and payment amount adjustments, any changes to Investor’s share of collections of P&I, and of all prepayments of any Mortgage Loan hereunder by Mortgagor.

     (b) Furnish, upon individual request by Lender, the standard reports available through Subservicer’s Fidelity System. Customized reports, computer tapes, specialized interfaces and downloads requested by Lender will be at Lender’s expense, if available from, or capable of being developed with, Subservicer and the Fidelity System. Subservicer will prepare a Statement of Work and obtain Lender’s written approval before proceeding with any such requests. In no event shall Subservicer be required to prepare manual reports.
     (c) Not accept any prepayment of any Mortgage Loan except as required or permitted under Applicable Requirements, nor waive, modify, release or consent to postponement on the part of the Mortgagor of any term of the Mortgage Loan documents without the prior consent of the Investor.
     (d) (1) Upon receipt of funds which pay a Mortgage Loan in full, Subservicer shall: (i) request the promissory note and original recorded security documents and assignments thereof, if any, from Lender, Agency or document custodian, as appropriate; (ii) prepare and arrange for the required execution and acknowledgement of any documents required by law to be executed by Lender to effectuate release, satisfaction or reconveyance of the related Mortgage; (iii) for so-called “reconveyance states”, prepare and send to the Trustee any necessary request for reconveyance, release, satisfaction or reconveyance documents, together with any applicable fees and charges in connection therewith; (iv) for non-reconveyance states, either (A) prepare and send to the public officer responsible for the recording of real estate documents any necessary release or satisfaction documents, together with any required fees, or (B) prepare and send to the Mortgagor or the Payoff Agent any necessary release or satisfaction documents, for further processing at the behest of the Mortgagor; and (v) refund any unapplied Mortgagor deposits. Lender (or the Mortgagor, to the extent permissible under Applicable Requirements) shall bear Subservicer’s out-of-pocket costs paid to third parties to complete a release, satisfaction or reconveyance process. Lender shall at all times cooperate, in a commercially reasonable manner, with Subservicer to accomplish the timely discharge of record of each instrument which evidenced or secured a paid-in-full Mortgage Loan, so as to avoid the severe penalties which Lender and Subservicer might otherwise incur.
          (2) Subservicer reserves the right to subcontract from time to time with, and use the services of, one or more outsource firms (each a “Recon Firm”), to perform certain duties of Subservicer. Lender agrees: (i) to exert its best efforts to support Subservicer, to assure timely preparation, execution, recording and filing of appropriate reconveyance, release, satisfaction and reconveyance documents; and (ii) from time to time, at Subservicer’s request, to adopt appropriate resolutions appointing designated officers of Subservicer and Subservicer-designated officers of such Recon Firms as duly authorized signing officers of Lender to (A) request necessary documents from Lender’s document custodians; and (B) to execute and record appropriate reconveyance, release, satisfaction and reconveyance documents, provided in each instance that Subservicer has provided reasonable background information if requested by Lender and has performed reasonable due diligence activities on Subservicer’s designees. A suggested form of corporate resolution for that purpose is attached hereto and made a part hereof as Schedule 2.5(d).
     (e) Where Investors require, for a paid-in-full transaction, interest paid through the end of the month although interest collectible from the Mortgagor is paid only to the actual date of the pay-off, advance funds to cover any uncollected due the Investor, as provided in Section 3.5.
     (f) Remit and report to Lender, to the Agencies and other Investors as follows:

          (1) remit to Lender by check, wire or ADC transaction:
               (A) P&I payments collected on behalf of Lender on warehouse or portfolio Mortgage Loans, within (ten) 10 Business Days after the related cut-off date, which, as established by Lender is month-end as it falls during the calendar year;
               (B) service fees collected on behalf of Lender with respect to Agency-owned or third-party-owned Mortgage Loans within (ten) 10 Business Days after the end of each month;
               (C) recoveries of Advances theretofore funded to Subservicer by Lender, within (ten) 10 Business Days after the end of each month; and
               (D) all other sums (if any) then due Lender from the Subservicer under this SA, within ten (10) Business Days after the end of each month;
except that Subservicer may deduct from (A), ), (C) and (D) any compensation and any other sums then due Subservicer;
          (2) remit to the applicable Agencies and other Investors P&I payments, guaranty fees, and provide reports due from Subservicer in accordance with Applicable Requirements;
          (3) deliver Agency and other Investor cut-off reports, including each monthly Freddie Mac Midanet Reconciliation Reports, to Lender within five (5) Business Days after the related Investor Cut-Off Date; and
          (4) submit, within ten (10) Business Days after the end of each month:
               (A) itemized statements to Lender to describe the compensation and any other sums then due Subservicer; and
               (B) all other portfolio reports due Lender hereunder, unless a longer or shorter time period therefor is specified elsewhere in this SA.
     (g) If Lender requires that Subservicer report and remit directly to any Agency with respect to all mortgage loans service-retained by Lender for that Agency, then Subservicer must subserviced one hundred percent (100%) of mortgage loans which are service-retained by Lender for that Agency; and Subservicer will submit all reports and make all remittances to that Agency under Lender’s assigned “seller/servicer” number or under such other number as Lender and Agency may designate in writing to Subservicer.
     (h) If any Investor instructs Lender to transfer the subservicing of any Mortgage Loan(s), and Lender shall deliver such notice to Subservicer, then Subservicer shall immediately acknowledge, in writing to Lender, the Investor’s request and proceed in accordance with Investor’s instructions. If Lender determines and instructs Subservicer not to proceed with the Investor’s instruction, Lender agrees to hold Subservicer harmless from any action taken against Subservicer by the Investor, and from any loss or damage, including reasonable attorney’s fees, resulting therefrom.
     (i) Manage Escrow Accounts and related deposit accounts as directed by Lender, hold any related custodial deposit accounts associated with receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. as trustee for Lender and/or Investors and/or Mortgagors with the exception of Ginnie Mae servicing. Pursuant to Ginnie Mae’s regulations, Subservicer is not permitted to withdraw./disburse funds from the P&I custodial accounts; however, subservicer shall (i) initiate payments (ACH call-in) in behalf of Lender to the MBS Participant Trust Company and (ii) deliver fully-prepared checks drawn on Lender’s account ready for execution and delivery to the security holders paid by check. Any benefit or value derived from Escrow Account deposits shall accrue to the exclusive benefit of Lender.
2.6 Delinquency Control
     Subservicer shall:
     (a) Be responsible for protecting Investor’s investment in the Mortgage Loans by endeavoring to maintain the maximum possible number of Mortgage Loans in a current status, dealing quickly and effectively with Mortgagors who are delinquent or in default. Subservicer’s delinquent Mortgage Loan subservicing program shall include: (i) an adequate accounting system which will immediately and accurately indicate the existence of delinquent Mortgage Loans, (ii) a procedure that provides for sending delinquent notices, assessing late charges and returning insufficient payments; and (iii) procedures for the individual analysis of distressed or chronically delinquent Mortgage Loans and the counseling of the related Mortgagors.
     (b) As may be required by the Applicable Requirements, provide Lender and Investor with a month-end collection and delinquency report identifying and describing the status of any delinquent Mortgage Loans, and will from time to time as the need may arise, provide Lender and Investor with Mortgage Loan service reports relating to any items of information which Subservicer is otherwise required to provide hereunder, or detailing any matters Subservicer believes should be brought to the special attention of Lender and/or Investor.
     (c) In accordance with Applicable Requirements and with counsel selected by Subservicer, manage the foreclosure or other disposition of title to the Mortgaged Premises securing any Mortgage Loan, the transfer of the Mortgaged Premises to FHA or VA and the collection of any applicable mortgage insurance or guaranties and, pending completion of these steps, protect the Mortgaged Premises from waste and vandalism. If the Investor is the successful bidder at foreclosure sale or accepts a deed in lieu of foreclosure, Subservicer will have title to the Mortgaged Premises conveyed into any name designated by Investor, except that Subservicer will not itself accept or acquire title to REO.
Subservicer has no responsibilities concerning REO unless the Investor requests that Subservicer pay the accruing real estate taxes on the REO until the Investor’s ultimate disposition of the REO. If requested by Lender, Subservicer shall also manage the marketing and maintenance of REO, using Subservicer’s standard practices and vendors for such services, in which case Subservicer shall: (i) provide for the eviction of any unauthorized persons or personal property from the REO pursuant to Applicable

Requirements; (ii) not permit the REO to be occupied or rented; (iii) use reasonable efforts to dispose of the REO as soon as possible and promptly notify Lender of any bona-fide written offer received for the REO and, if such offer if accepted by Lender, assist Lender in the settlement of the transaction and promptly remit the proceeds of the sale to Investor; (iv) provide for ordinary maintenance and repair of the REO including, as necessary, winterization, snow removal, lawn care, pool maintenance, and debris removal. If any single item of repair under clause (iv) exceeds $2,500.00, Subservicer shall obtain Lender’s prior written approval before incurring such expense; if Lender fails to approve such expense, Subservicer’s obligations hereunder shall be deemed modified accordingly. Subservicer shall be entitled to recoup all of its actual expenses incurred under this Section 2.6 including court costs and attorney’s fees. Subservicer’s compensation for managing REO as provided for in this Section 2.6(c) is as provided in Section I.D of Schedule II.
2.7 Audits, Books and Records
     (a) Lender and its duly authorized employees, agents, accountants and financiers shall have the right, on reasonable prior written notice and during normal business hours of Subservicer, to review Subservicer’s books, records and accounts pertaining to the Mortgage Loans and subservicing thereof. Subservicer will cooperate in all reasonable ways with the requests of Lender’s auditors, providing, however, that Lender remain the point of contact and intermediary. Any requests for Mortgage Loan audit or confirmation to be performed by Subservicer’s audit firm at Lender’s request on Lender’s Mortgage Loans shall be at Lender’s sole expense.
     (b) Subservicer will keep records satisfactory to Lender and Investor(s) pertaining to each Mortgage Loan, and subject to Applicable Requirements: (i) such records shall be the property of Lender; and (ii) upon any transfer of the related subservicing or upon expiration of this SA, such records shall be delivered to Lender or Lender’s designee at Lender’s expense. Subservicer shall deliver such records in the form and manner as are customarily used by Subservicer upon the transfer of servicing.
2.8 Insurance
     Subservicer will maintain in effect at all times and at its cost, a blanket fidelity bond acceptable to the Agencies. If so requested by Lender, Subservicer shall cause evidence of the existence of such coverage to be delivered to Lender.
2.9 Optional Services (see Schedule I)
     Lender shall have the right to elect the following optional services now offered by Subservicer:
     2.9.1 Private Label Servicing (“PLS” Option)
     (a) If the related box appearing immediately after the signature blocks of the Parties to this SA contains an “X” at the time of execution of this SA by Lender, then Lender has elected to utilize PLS as offered by Subservicer. If Lender elects PLS, Subservicer will provide coupon books (or monthly statements if Lender elects the MBSO option) to the affected Mortgagors customized with the Lender’s logo and other camera-ready customized graphic designs provided by Lender, at its expense, in the format specified by Subservicer for such purposes. Lender hereby grants to Subservicer the non-exclusive license to use Lender’s name and logo, in any reasonable manner consistent with the purposes of this SA; provided, however, that Subservicer shall not engage in any form of advertising utilizing either the name or logo of Lender without Lender’s prior written consent and authorization.
     (b) If Lender has elected to utilize PLS, the additional cost of same is specified in Section I.G of Schedule II.
     (c) Lender may not elect PLS unless Subservicer will subservice not less than one thousand (1,000) Mortgage Loans hereunder at the time of the First Transfer Date.
     2.9.2 Monthly Borrower Statement Option (“MBSO”)
     (a) If the Parties hereafter so agree, or if the related box appearing immediately after the signature blocks of the Parties to this SA contains an “X” at the time of execution of this SA by Lender, then Lender has elected to utilize MBSO offered by Subservicer. If Lender elects MBSO, Subservicer will mail monthly billing statements to the Mortgagor(s) under each Mortgage Loan.
     (b) If Lender has elected to utilize MBSO, the additional cost of same is specified in Section I.J of Schedule II.
     2.9.3 MERS Mortgage Loans
     (a) If the related box appearing immediately after the signature blocks of the Parties to this SA contains an “X” at the time of execution of this SA by Lender, or if at any time hereafter, any MERS Mortgage Loans are subserviced by Subservicer, then Subservicer’s duties to Lender and Lender’s duties to Subservicer with respect to the MERS Mortgage Loans shall be only those same duties specified in this SA applicable to one-to-four family residential Mortgage Loans, except as follows:
          (1) Subservicer shall, on behalf of Lender, be responsible for the registration of any Mortgage Loans with MERS closed on acceptable MERS documentation. In the event that preparation and recording of any mortgage assignments or other documentation is required to perfect the eligibility of any Mortgage Loan to be a MERS Mortgage Loan, these functions remain the responsibility of Lender.
Lender shall be either the owner of the servicing rights to, or the beneficial owner of each MERS Mortgage Loan. Subservicer shall be identified as the subservicer for each MERS Mortgage Loan. Prior to the registration of any MERS Mortgage Loan, each Party shall provide to the other its MERS “ORG ID” number, which shall be used by the other Party solely for the activities permitted pursuant to this SA. For each MERS Mortgage Loan, Lender will provide Subservicer with the Mortgage Identification Number (“MIN”) and designate whether or not it is a MERS as Original Mortgagee (“MOM”) loan. Such information shall be provided in a format reasonably specified by Subservicer. Following receipt of such information, Subservicer shall promptly populate the MIN, registration date, MOM and registration flag, and Lender’s and Subservicer’s ORG ID fields on the Fidelity System master file of the MERS Mortgage Loan.
          (2) The foreclosure of any MERS Mortgage Loan shall identify MERS as the mortgagee of record and party to whom title should be conveyed upon completion of foreclosure, unless

Lender otherwise designates in writing at the time Lender approved the MERS Mortgage Loan for foreclosure. If Lender requires that the foreclosure occur in a name other than MERS, Subservicer may elect to automatically, on an individual case basis, complete the deregistration of the MERS Mortgage Loan and, if reinstatement occurs, any re-registration of the MERS mortgage loan.
          (3) Lender shall be responsible for verifying all MERS information related to the MERS Mortgage Loans (including without limitation the validity of the MIN) and shall notify Subservicer in writing of any changes; provided, however, that Subservicer shall update MERS in connection with (1) any Mortgagor name change processed by Subservicer on the Fidelity system in connection with the transfer of any interest in the Mortgaged Premises or assumption of the MERS Mortgage Loan; (2) any foreclosure first legal action, reinstatement or liquidation of the Mortgaged Premises to the extent that such matters are directly handled by Subservicer under the terms of this SA; and (3) any release and satisfaction of a paid-in-full MERS Mortgage Loan. Lender shall be responsible for all Quality Assurance reviews of MERS Mortgage Loans, as such reviews are required from time to time by MERS.
          (4) For any MERS Mortgage Loan identified by Lender to Subservicer for servicing transfer and for which Lender provides sufficient information, Subservicer shall prepare a Transfer of Servicing (TOS) report from the Fidelity System service release workstation and transmit the TOS report to MERS. Subservicer may also, at its election, provide such transfer information to MERS manually or by other means of interface with MERS. Lender and the party to whom the MERS Mortgage Loan is to be transferred shall be responsible for review and verification of transfer information, confirmation or correction of the terms of transfer, and all documentation required by MERS in connection with the transfer. Subservicer may elect to perform this function on behalf of Lender provided all necessary information is provided in a timely manner.
          (5) At all times during the Term of this SA, Lender shall maintain such authorizations with MERS as are necessary to permit Subservicer to perform its obligations. Lender acknowledges that Subservicer shall be entitled to execute on behalf of Lender, or authorize MERS to execute on behalf of Lender or in MERS own name, documents to the same extent as Subservicer or its designated employees, as officers of Lender, are authorized to execute documents in Lender’s name pursuant to the terms of this SA. Upon request of the Subservicer, Lender shall adopt such resolutions or ratify the scope of authority of such resolutions with respect to MERS Mortgage Loans.
          (6) Lender shall be responsible for maintaining any investor, warehouse financing, permanent financing or securitization information on MERS for the MERS Mortgage Loans for obtaining any consents required by MERS of any parties holding any ownership or collateral security interest in connection with the registration, deregistration, release or transfer of any interest in a MERS Mortgage Loan.
          (7) All MERS costs and expenses associated with MERS Mortgage Loans, whether incurred by third parties or billed by MERS, shall be billed to and paid by Lender, excepting only that Subservicer shall bear the cost of maintaining its MERS membership.
     (b) The Parties acknowledge that the subservicing of MERS Mortgage Loans is being made at Lender’s request and direction and for Lender’s convenience and, as a result thereof, Subservicer shall, except to the extent that Subservicer fails to fulfill its express undertakings with respect to MERS Mortgage Loans pursuant to this SA, be entitled to full indemnification by Lender pursuant to Section 8.3. Each Party shall promptly notify the other of any claim or demand filed by MERS or any other party with respect to a MERS Mortgage Loan.
     (c) The additional cost to Lender for MERS Mortgage Loans is specified in Section I.L of Schedule II.
ARTICLE III – AGREEMENTS OF LENDER
3.1 Documentation
     Lender shall provide (or cause any transferor servicer or subservicer of any Mortgage Loans to provide) to Subservicer, at no cost to Subservicer:
     (a) Before commencement of subservicing hereunder, copies of all files, documents and record which are deemed necessary or appropriate by Subservicer to receive in order to conduct the subservicing of the Mortgage Loans currently in Lender’s portfolio as of Transfer Date. It is understood that Subservicer shall not receive and is not responsible for safeguarding Lender’s original documents unless Subservicer has requested and received same;
     (b) applicable documentation for each Mortgage Loan to be subserviced hereunder, to enable Subservicer to convert or audit all required database fields and to continue subservicing the Mortgage Loan on Subservicer’s Fidelity System, without necessity of special enhancements, optional subsystems or special programming. All such documentation must be delivered to Subservicer promptly, either before or just after the related Transfer Date, and, in all events, within a reasonable amount of time before any Investor reporting is due from Subservicer;
     (c) if applicable and as soon as possible, a complete and accurate listing of any Mortgage Loans where the Mortgage Loan payment is inclusive of personal or group insurance, in any such detail as Subservicer may reasonably require, including without limitation the name of the insurance company, type of premium coverage, premium amount, and the name and telephone number of the individual at Lender’s firm or affiliate knowledgeable of such coverage.
     (d) written evidence (or appropriate electronic data confirming) that a hazard insurance policy is in force for each Mortgage Loan delivered to Subservicer for subservicing. Prior to the transfer date for Original Subservicing Mortgage Loans and with sufficient time prior to policy expiration, Lender will notify all carriers of hazard insurance policies to send all future notifications to or at the direction of Subservicer. Lender will indemnify and hold Subservicer harmless from any loss or damage resulting from lapse or insufficient coverage of hazard insurance coverage or insufficient evidence of coverage delivered to Subservicer on or before the related Transfer Date; and
     (e) for each Mortgage Loan to be subserviced hereunder, all at Lender’s cost, the transfer of any existing real estate tax service contracts and transferable life of loan flood zone determination to Subservicer; see the provisions of Section 1.E of Schedule II concerning real estate tax service contracts or transferable life of loan flood zone determinations not then in existence.

3.2 Further Notification
     Lender shall:
     (a) advise Subservicer upon delivery of each Mortgage Loan submitted for subservicing as to whether the Mortgage Loan is in a warehouse (unsold) status or, if sold, specific information regarding the intended permanent Investor. If a Mortgage Loan which has been delivered to Subservicer of the sale in a warehouse (unsold) status is sold, Lender will immediately notify Subservicer of the sale and will deliver a written copy of the permanent Investor’s purchase advice or funding detail report immediately thereafter. If the Investor charges a penalty for late reporting, remittances, etc., which were caused by Lender’s delay in notifying Subservicer of the Investor’s purchase of the Mortgage Loan(s), Lender agrees to promptly pay the penalty and Subservicer shall have no liability on account thereof; and
     (b) discharge Subservicer from all funding liability for all Advances related to any Mortgage Loan included in any pool created through Mortgage-Backed Securities or Certificates, including Advances due to negative amortization to the extent that Subservicer makes remittances to Investors. Subservicer will reimburse Lender as recoveries are made from Mortgagors.
3.3 Default
     If: (i) Lender fails to pay to Subservicer any sums as and when due and payable to Subservicer under this SA, whether as compensation, reimbursement or otherwise; or (ii) any secured party holding a security interest granted by Lender as debtor shall demand that Subservicer pay over to that secured party any sums otherwise payable to Lender under this SA; or (iii) Lender shall be in default hereunder in any other material respect, then Subservicer shall: (A) be entitled to set off, against its damages, all sums due from Subservicer to Lender hereunder; and (B) have and may exercise all other remedies permitted by law for breach of contract.
3.4 Compliance
     During the Term of this SA, including any extensions hereof, Lender agrees to comply with those Applicable Requirements relating to the Mortgage Loans that are the responsibility of Lender.
3.5 Advances
     (a) Lender has agreed: (i) to bear the risk of credit losses inherent in the Mortgage Loan servicing and subservicing portfolios hereunder, except for those losses caused by Subservicer’s failure to comply with Applicable Requirements (including failure to comply with the provisions of this SA) and except as explicitly agreed to be borne by FHA, VA, any Investor or any PMI company; and (ii) to fund to Subservicer or reimburse Subservicer the amount of all advances required to be made by Subservicer (collectively, the “Advances”) to third parties: (A) under the terms of this SA; (B) under any applicable Servicing Agreements by which Lender or Subservicer is or may be bound; or (C) otherwise under Applicable Requirements.
          (1) Subservicer will notify Lender not later than one (1) Business Day before any Investor P&I remittance is due if P&I funds must be immediately deposited into the appropriate P&I account for remittance to such Investor;

          (2) Lender will reimburse Subservicer for T&I and other non-P&I advances once each month, through a process of netting the amount due Subservicer against the sums due Lender. If Subservicer believes that there is a reasonable likelihood that the net monthly remittance next due Lender from Subservicer will be a negative amount, then Lender will provide funding or reimburse Subservicer therefore within two (2) Business Days after Lender’s receipt of Subservicer’s written request therefore.
     Without limiting the generality of the term “Advances”, Advances may be triggered by the need to pay any of the following: principal and/or interest to an Investor; interest to Mortgagors on their Escrow account balances; FHA mortgage insurance premiums or PMI, ground rents, taxes, special assessments or hazard insurance premiums over and above the amounts held in the related Escrow Accounts for such purposes; costs, expenses and fees of foreclosure or of acquiring title to the Mortgaged Premises by deed in lieu of foreclosure; costs, expenses and fees related to the management, maintenance and disposition of REO; and costs, expenses and fees of conveyance of any Mortgaged Premises to FHA, VA or a PMI company or to inspect or protect or repair the Mortgaged Premises; and recording charges and trustees’ fees incident to release, reconveyance or satisfaction of any paid in full Mortgage Loan.
     (b) Subservicer shall diligently endeavor to collect and recover from the Mortgagor(s), in accordance with Applicable Requirements, all Advances made by Subservicer which are not timely paid by, but which are the ultimate obligations of, the Mortgagors. If and when Subservicer is required to pay interest to any Investor through the end of a month, even though interest on an underlying Mortgage Loan ceased to accrue as of the date of payoff, the interest not collected as a consequence of the payoff before the end of such month shall be treated as an Advance to be paid or reimbursed by Lender, except to the extent the loss is attributable to Subservicer’s failure to apply timely payments actually received.
     (c) Upon any collection of Advances by Servicer from time to time, such collections shall be promptly applied in full, to the extent thereof, in the following order of priority: (i) to reimburse Subservicer for any unrecouped Advances disbursed by Subservicer from Subservicer’s corporate resources if Subservicer has elected in any instance to fund Advances from its own corporate resources; and (ii) any excess shall be refunded to Lender.
     (d) Subservicer shall utilize funds of Lender under this Section 3.5 solely to fund Advances required to be made by Subservicer under this SA or otherwise under Applicable Requirements. As a part of the monthly report set due Lender, Subservicer will, at Lender’s written request, provide complete supporting documentation to Lender detailing Subservicer’s uses of Lender’s funds.
3.6 Document Custodians; Expenses
     Lender will utilize Subservicer’s document custodians (to the extent permitted by Applicable Regulations) and bear the entire cost of establishing and maintaining each document custodian regime or any other Investor with respect to any of the Mortgage Loans. To the maximum extent permissible under Applicable Requirements, Lender will instruct each custodian to cooperate with reasonable requests of Subservicer, especially in connection with requests for documents or information to enable Subservicer to process releases of paid-in-full Mortgage Loans.

ARTICLE IV – COMPENSATION
4.1 Compensation to Subservicer
     For providing the services outlined in this SA, the Parties agree that:
     (a) Subservicer shall be paid the fees and funded for Advances and certain expenses as provided in Schedule II and elsewhere in this SA (i) during the Term, and (ii) after termination or expiration of this SA and until completion of the transfer of subservicing to Lender or its designee if Subservicer is continuing to provide the services required of it hereunder with respect to the Mortgage Loans.
     (b) Subservicer reserves the right to charge Lender: (i) for any additional out-of-pocket costs which Subservicer incurs for the setup and subservicing of any Mortgage Loan which is not then compatible with, and therefore cannot be subserviced on Subservicer’s Fidelity System without special enhancements, optional subsystems or special programming.
     (c) Any miscellaneous costs incurred by Subservicer from extraordinary requests by Lender or any Investor shall be billed to Lender at cost and promptly paid by Lender upon receipt of billing therefore.
4.2 Solicitation
     (a) Lender and Subservicer, including any of their respective affiliates, reserve the right to solicit individual Mortgagors for Optional Insurance. At Subservicer’s request, Lender agrees to enter into written joint marketing agreements with the insurance companies customarily used by Subservicer to market Optional Insurance, which agreements shall contain confidentiality provisions consistent with the provisions in this SA. Subservicer agrees that all such contracts for Optional Insurance solicitations shall, if nonpublic personal information shall be used in connection therewith, bind all such parties that (i) any nonpublic personal information concerning Mortgagors provided to them shall only be used for purposes of performing the services for which they have been engaged (ii) they may not disclose any such nonpublic personal information to others without Lender’s prior written consent; and (iii) they shall maintain adequate security policies and procedures designed to protect such nonpublic personal information from any inappropriate use or disclosure. Any resulting income from Optional Insurance will be allocated in accordance with Section I.C of Schedule II.
     (b) Except upon the prior written request or consent of Lender, neither Subservicer nor any affiliate of Subservicer (and not of Lender) shall solicit a refinancing of any Mortgage Loan nor sell, rent or otherwise provide to anyone a list of any of the Mortgage Loan Mortgagors.
ARTICLE V – TERM; TRANSFERS; POWER OF TERMINATION
5.1 Term.
     The original term shall be for five (5) years, commencing on the 1st day of January, 2007 and ending on the day before the fifth (5th) anniversary of that commencement date. The Term shall automatically renew for successive one (1) year periods after the initial five (5) years of the Term unless either Lender delivers written notice of non-renewal to Subservicer not less than three (3) months before or Subservicer delivers written notice of non-renewal to Lender not less than six (6) months before the expiration of the original period of any extension of the Term, as the case may be.
     Notwithstanding any other provision of this SA, upon request of the OTS or Lender, this Agreement may be terminated immediately upon reasonable notice and without penalty to Lender should ebank become a “troubled” institution or is otherwise required by the OTS to terminate the Agreement, or upon receipt of notice of a change in control of Subservicer.
5.2 Reimbursement
     Subservicer’s right to funding or reimbursement for actual expenses, and funding or reimbursement for any Advances made on behalf of Lender in accordance with the terms of this SA shall not be abrogated or impaired even if an Investor to which Lender has sold Mortgage Loans instructs Subservicer in writing to service release or subservice release any Mortgage Loans to Lender or Investor’s designee.
5.3 Notice of Subservicing Transfers
     Lender may terminate the subservicing of any Mortgage Loan hereunder at any time, subject to payment in full of the Mortgage Loan Exit Fee and Exit Related Charges specified in Part II of Schedule II. Unless otherwise agreed in advance and in writing by the Parties, Lender shall give to Subservicer at least one-hundred twenty (120) prior written notice of the intended effective date of any transfer of subservicing by Subservicer to Lender or to any third party, to permit orderly scheduling of subservicing transfers.
5.4 Transfers; Accounting
     Upon cessation of subservicing of any Mortgage Loan or any group of Mortgage Loans, Subservicer will: (i) account for and turn over, as appropriate, to Lender, Lender’s designee, the Investor or Investors’ designees, all funds collected under the related Mortgage Loan(s), less all sums then due Subservicer; (ii) deliver to Lender, Lender’s designee, Investor or Investors’ designees any original Mortgage Loan documents and master file data tapes customarily delivered by Subservicer upon the transfer of servicing relating to each Mortgage Loan no longer subserviced; (iii) advise the related Mortgagors that their Mortgage Loans will henceforth be serviced by Lender, Lender’s designee, Investor or Investor’s designees; (iv) prepare and deliver all returns required by the IRC; and (v) otherwise comply with Applicable Requirements.
5.5 Subservicer’s Default
     If Subservicer is in material breach of this SA for a period of thirty (30) days after receipt of written notice from Lender to Subservicer, specifying with particularity such breach and requesting that it be remedied, Lender may (i) terminate this SA and transfer the subservicing of the Mortgage Loans to itself or to a designee, without payment of Mortgage Loan Exit Fees; or (ii) have and may exercise all other remedies permitted hereunder or by law or in equity for breach of contract. Lender shall consent to a reasonable extension of time if, in the opinion of Lender reasonable exercised, corrective action is instituted by Subservicer within the thirty (30) day period and Subservicer is diligently pursuing cure of such breach.

ARTICLE VI — REPRESENTATIONS, WARRANTIES AND COVENANTS OF LENDER
     Subject to the provisions of Article VIII below, Lender warrants and represents to, and covenants and agreed with, Subservicer as follows:
6.1 Assistance
     To the extent possible, Lender shall cooperate with and assist Subservicer as requested by Subservicer in carrying out Subservicer’s covenants, agreements, duties and responsibilities under this SA and, in connection therewith, shall execute and deliver all such papers, documents and instruments as may be necessary in furtherance thereof. Lender agrees to comply with all Applicable Requirements binding upon it.
6.2 Payments and Filings Before a Transfer Date
     a) Tax Payments. As of each Transfer Date, all real estate taxes for those related Mortgage Loans shall be current. Lender will be responsible for any tax penalties and interest that arose or accrued prior to the delivery of the related subservicing to Subservicer.
     (b) Hazard Insurance Premiums. As of each Transfer Date, all hazard, flood, etc. insurance premiums for the related Mortgage Loans shall be current.
     (c) UCC Continuation Statements. As of each Transfer Date, for any Mortgaged Premises that is a co-operative housing unit for which the Mortgage Loan documents include a security agreement for which a UCC financing statement has been filed a UCC continuation statement shall have been filed for any financing statement that would otherwise have lapsed within thirty (30) days after the related Transfer Date.
6.3 Authority. Lender is a limited liability company, duly organized, validly existing and in good standing under the laws of Georgia, and has all the requisite power and authority to enter into, and perform its obligations under, this SA. The individuals executing this SA on behalf of Lender are duly authorized so to do.
6.4 Prior Compliance with Applicable Requirements. Prior to its Transfer Date, each Mortgage Loan was underwritten, originated, closed, serviced and (if applicable) subserviced or assigned or securitized or sold in compliance with all Applicable Requirements, except as otherwise disclosed to Subservicer in writing before the Transfer Date. As of its Transfer Date, there is no default of any Prior Servicer of any Mortgage Loan.
6.5 Qualifications to Lender’s Representations and Warranties
     (a) Lender is making Lender’s representations and warranties in this SA without having necessarily performed investigations to provide Lender with a sufficient factual basis on which to determine the truth or accuracy of such representations and warranties. Lender’s indemnification obligations set forth in Section 8.3 shall apply notwithstanding Lender’s or Subservicer’s knowledge concerning the truth or accuracy of such representations and warranties of Lender, when made, or any disclosure made by Lender pursuant to Section 6.4 or otherwise.
     (b) In no event shall a breach of any of Lender’s representations and warranties with respect to any Mortgage Loan be used as evidence of or be deemed to constitute bad faith, misconduct or fraud by Lender even if it is shown that Lender knew or should have known that any of such representations were incorrect when made; and the Parties acknowledge that certain of Lender’s representations and warranties may in fact be incorrect when made.
ARTICLE VII – REPRESENTATIONS, WARRANTIES AND COVENANTS OF SUBSERVICER
     Subject to the provisions of Article VIII below, Subservicer warrants and represents to, and covenants and agrees with, Lender as follows:
7.1 Agency Approvals. Subservicer is an approved servicer for Freddie Mac and Fannie Mae, an approved issuer/servicer for Ginnie Mae and a lender approved by FHA and VA.
7.2 Authority. Subservicer is a corporation, duly organized, validly existing, and in good standing under the laws of Georgia and has all requisite power and authority to enter into, and perform its obligations under, this SA. The individuals executing this SA on behalf of Subservicer are duly authorized to so do.
ARTICLE VIII – INDEPENDENCE OF PARTIES; INDEMNIFICATION; REMEDIES
8.1 Independence of Parties
     The following terms shall govern the relationship between Lender and Subservicer:
     (a) Subservicer shall have the status of, and act as, an independent contractor. Nothing herein contained shall be construed to create a partnership, joint venture, fiduciary duty or fiduciary relationship between Lender and Subservicer.
     (b) Subservicer shall not be responsible for representations, warranties or contractual obligations in connection with the (1) sale to or by Freddie Mac, Fannie Mae or Ginnie Mae of any of the Mortgage Loans, or (2) the servicing or subservicing of any of the Mortgage Loans prior to the related Transfer Date and assumption of subservicing of the Mortgage Loans by Subservicer pursuant to this SA.
     (c) Anything herein contained in this Article VIII or elsewhere in this SA to the contrary notwithstanding, the representations and warranties of Subservicer contained in this SA shall not be construed as a warranty or guarantee by Subservicer as to future payments by any Mortgagor.
     (d) Anything herein contained in this Article VIII or elsewhere in this SA to the contrary notwithstanding, Subservicer shall not be responsible for performance or compliance under any loan repurchase agreements, representations or warranties of an origination nature, or those servicing representations and warranties directly or indirectly related to the origination process made between Lender and any Investor either prior or subsequent to this SA.

8.2 Indemnification by Subservicer
     Except as otherwise stated herein, Subservicer agrees to, and shall, indemnify, defend and hold harmless Lender from any liability, claim, loss or damage, including reasonable attorneys’ fees, directly or indirectly resulting from or arising out of Subservicer’s failure to observe or perform any or all of Subservicer’s covenants, agreements, warranties or representations contained in this SA, excluding, however, any failure by Subservicer:
     (a) to make any payment of money to a third part which failure is attributable to a default of Lender hereunder, including without limitation a failure of Lender to provide funding for that payment or to timely reimburse Subservicer in accordance with Section 3.5; or
     (b) that is a result of Subservicer’s compliance with a directive of Lender or any Investor or with Applicable Requirements; or
     (c) that is attributable to a failure of Lender or any Investor or Prior Servicer to comply with Applicable Requirements.
8.3 Indemnification by Lender
     Except as provided in Section 8.2, Lender hereby agrees to, and shall, indemnify, defend and hold Subservicer harmless from any liability, claim, loss or damage, including reasonable attorneys’ fees, directly or indirectly resulting from or arising out of or related to the Mortgage Loans, including without limitation:
     (a) Lender’s failure to observe or perform any of Lender’s covenants, agreements, warranties or representations contained in this SA;
     (b) any failure of Lender or any Investor or Prior Servicer to comply with Applicable Requirements, or
     (c) Subservicer’s compliance with a directive of Lender or any Investor.
8.4 Survival.
     The indemnifications, representations and warranties set forth herein shall survive the expiration or termination of this SA.
8.5 Tender of Defense.
     Each parties obligation to indemnify the other hereunder with respect to any claim of a Mortgagor, Investor or other third party shall be conditioned upon the following: (i) the Party seeking indemnity (the “Indemnitee”) shall give to the Party from whom indemnity is sought (the “Indemnitor”) prompt written notice of any such claim and shall provide such detail as the Indemnitor may reasonably require (ii) the Indemnitee shall reasonably cooperate in the defense of such action; (iii) the Indemnitor shall have full control and authority to retain counsel of its choice, defend and settle any such action or claim at its sole expense provided, however, that where the settlement is for more than monetary relief along, the Indemnitor shall not have the right to bind Indemnitee to a settlement agreement, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld, under which:

a) the Indemnitee will be required to make an admission of wrongdoing; or (b) an admission of wrongdoing by Indemnitor on Indemnitee’s behalf could be reasonably inferred or construed.
8.6 Limitation of Liability.
     All claims of liability between the Parties shall, regardless of the form or cause of action, be limited to direct damages and in no event shall either Party be liable to the other Party or to any third party for any indirect, incidental, special or consequential damages, including without limitation damages attributed to lost profits, loss of goodwill, business interruptions, or loss of data, even if the other party has been advised of the possibility of such damages. Each Party, on behalf of its affiliates, successors, assigns, and its and their respective officers, directors, shareholders, partners, and employees waives any claim for punitive or exemplary damages.
8.7 Dispute Resolution
     The Parties agree that any and all claims, liabilities, cross-claims, counterclaims, misunderstandings, and disputes (each, a “Claim”) arising from, or relating to, the subject matter of this SA shall be decided by binding arbitration which shall be conducted, upon request by any Party, before a single arbitrator designated by the American Arbitration Association (the “AAA”) , in accordance with the terms of the Commercial Arbitration Rules of the AAA, and to the maximum extent applicable, the United States Arbitration Act.
     (a) Each Party, (the “Claimant”) agrees to notify the other (“Respondant”) in writing, within a commercially reasonable timeframe and as promptly as possible, regarding any Claim for which the Claimant demands arbitration as herein provided. Such notice (the “Claim Notice”) shall describe the Claim, the relevant facts and circumstances supporting the Claim, and any documents in Claimant’s possession supporting the Claim. The Parties will attempt to resolve all such conflicts as promptly as possible and in good faith before proceeding to arbitration. If any Claim remains unresolved for any reason after thirty (30) Business Days after the delivery of the Claim Notice, or such other period of time as mutually agreed to in writing, then following such period, the Parties shall, upon the written demand of either Party, proceed to binding arbitration.
     (b) The arbitration shall be convened in an agreed upon location or, in the absence of agreement, then in Atlanta, Georgia.
     (c) The Parties shall maintain the confidentiality of all aspects of the arbitration, including documents produced in discovery, filings, and the existence of an arbitration proceeding, except as disclosure may be required or compelled by Applicable Requirements.
     (d) The AAA shall provide the parties with a written decision containing a reasoned explanation for its decision and the computation of any damage award. An arbitrator shall have no authority to award damages or other remedies inconsistent with the limitations set forth in Section 8.6 of this SA.
     (e) The costs of the AAA shall be shared equally by the Parties. Each Party shall bear its own expenses in preparing for and presenting its case.

     (f) Judgment upon the award of the Arbitrator may be entered in any court having jurisdiction.
     (g) No provision of, or the exercise of any right(s) under this Section 8.7 shall limit the right of any Party in appropriate circumstances to: (i) exercise self-help remedies such as set-off; (ii) foreclose against any real or personal property collateral; (iii) obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from any court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of an action for provisional remedies or pursuit of provisional or ancillary remedies or the exercise of self help remedies shall not constitute a waiver of the right of any Party, including the plaintiff, to submit the controversy or claim to arbitration. Each Party hereby consents to the exclusive jurisdiction and venue of the state court and federal district of Cobb County, Georgia for any provisional or ancillary relief sought pursuant to this Section 8.7(g) and irrevocably waives all claims of immunity from jurisdiction and any right to object on the basis that any proceeding for such relief has been brought in an improper or inconvenient venue or forum. Lender and Subservicer each hereby knowingly, voluntarily, and intentionally waive the right each may have to a trial by jury in respect of any litigation based hereon, or arising out of, under or in connection with this or any actions of either Party. This provision is a material inducement for Lender and Subservicer entering into this SA.
     (h) To the maximum extent practicable, an arbitration proceeding between the Parties shall be concluded within one hundred eighty (180) days of the filing of the dispute with the AAA. Except where prevented from doing so by the acts of the other Party, each Party agrees to continue performing its respective obligations under this SA while the dispute is being resolved unless and until such obligations are terminated by the termination of this SA.
     (i) The provisions of this arbitration clause shall survive any termination, amendment, or expiration of this SA. If any term, covenant, condition, or provision of this arbitration clause is found to be unlawful or invalid or unenforceable, the remaining parts of the arbitration clause shall not be affected thereby and shall remain fully enforceable.
ARTICLE IX — MISCELLANEOUS
9.1 Due Date of Payments; Interest Rate on Delayed Payments due Subservicer
     All fees, payments, charges, expenses, Advances and any other sums payable to Subservicer by Lender hereunder, shall be due and payable as provided for herein. Except as otherwise expressly provided in this SA, all applicable fees, charges and requests for reimbursement to Subservicer are due and payable as provided in Schedule II. Also, except as otherwise expressly provided in this SA, upon any failure of Lender to timely comply with its funding obligations hereunder and without waiving any such default of Lender, all sums optionally advanced by Subservicer from its own resources shall bear interest on a per diem basis, based upon an annual interest rate of 2% over the Prime Rate.
9.2 Changes in Practices
     The Parties acknowledge that the standard practices and procedures of the mortgage servicing industry change or may change over a period of time. To accommodate these changes, Subservicer may from time to time notify Lender of such changes in practices and procedures. Notwithstanding the preceding two sentences, Subservicer shall at all times comply with Applicable Requirements.

9.3 Assignment
     This SA may be assigned only after written consent of both Lender and Subservicer. Subservicer’s outsourcing of servicing functions often performed by third party vendors (such as data processing, real estate tax service, foreclosure, property protection and preservation, flood map change tracking and other servicing functions) is not prohibited thereby.
9.4 Prior Agreements
     If any provision of this SA is inconsistent with any prior agreements between the Parties, oral or written, the terms of this SA shall prevail. After the effective date of this SA, the relationship and agreements between Lender and Subservicer shall be governed entirely in accordance with the terms of this SA, except that the terms and conditions of any confidentiality agreement between Subservicer and Lender or any affiliate of Lender or among Subservicer, Lender and any third party shall remain in full force and effect according to its original tenor. Nothing in this Section 9.4 shall preclude a Party from disclosing the existence of the subservicing relationship created hereby to any third party.
9.5 Entire Agreement
     This SA contains the entire agreement between the Parties with respect to its subject matter and cannot be modified in any respect except by an amendment in writing signed by Lender and by the President or a Vice-President of Subservicer.
9.6 Invalidity
     The invalidity of any portion of this SA shall in no way affect the remaining portion hereof.
9.7 Effect
     Except as otherwise stated herein, this SA shall remain in effect until Lender’s interest in all of the Mortgage Loans referred to, including the underlying security, are liquidated completely, unless sooner terminated or expired pursuant to the terms hereof.
9.8 Applicable Law
     This SA shall be interpreted in accordance with the substantive laws of Georgia applicable to contracts made and to be performed wholly within Georgia.
9.9 Notices
     All notices, requests, demands and other communications which are required or permitted to be given to a Party under this SA shall be in writing and shall be deemed to have been duly given: (i) upon the receipt thereof by the recipient Party; or (ii) upon the sending thereof (A) by registered or certified mail, postage prepaid, return receipt requested; or (B) by a recognized overnight courier service-marked in each instance for the attention of the President of the Subservicer or the individual designated by Lender from time to time in a written notice delivered to Subservicer, as the case may be-and addressed to the recipient Party at that Party’s address set forth on the first page hereof or to such other address in the United States of America as the recipient shall specify in a notice delivered to the other Party in accordance with this Section.
9.10 Waivers

     Either Party may, by written notice to the other: (i) waive compliance with any of the terms, conditions or covenants required to be complied with by the other hereunder; and (ii) waive or modify performance of any of the obligations of the other hereunder. The waiver by either Party of a breach of any provision of this SA shall not operate or be construed as a waiver of any other or subsequent breach.
9.11 Binding Effect
     This SA shall inure to the bebefit of and be binding upon the Parties and their successors and permitted assigns.
9.12 Headings
     Headings of the Articles and Sections of this SA are for reference purposes only and shall not be deemed to have any substantive effect.
9.13 Use of Nonpublic Personal Information
     Each Party agrees that is it prohibited from disclosing or using “nonpublic personal information” (as such term is, from time to time, defined under Applicable Requirements) provided to it by the other Party, except to the extent necessary to perform, effect, administer or enforce any transaction or service contemplated by this SA or as otherwise permitted under Applicable Requirements. Each Party agrees that its affiliates may disclose or use “nonpublic personal information” only to the extent that such Party may use and disclose such information hereunder. Each Party agrees that any solicitation for Optional Insurance under Section 4.2 of this SA shall be deemed an activity in the ordinary course of business for which such information was given under this SA; provided, however, that the agreement under this Section 9.13 shall not be deemed to negate any requirement for Lender’s prior consent under Section 4.2. Lender shall be responsible for delivering to any Mortgagor each initial and annual notice required under Applicable Requirements with respect to the use and disclosure of “nonpublic personal information” and shall promptly provide to Subservicer any “opt out” notice from a Mortgagor received directly by Lender or its affiliates. Subservicer shall maintain measures in place appropriate, in Subservicer’s reasonable judgement to the nature and complexity of Subservicer’s business and obligations under this SA, to provide physical, electronic and procedural safeguards for the use and disclosure of “nonpublic personal information” in accordance with Applicable Requirements. Subservicer agrees to take appropriate action to address incidents of unauthorized access or misuse of “sensitive customer information” (as such term is, from time to time, defined under Applicable Requirements). Subservicer further agrees to notify Lender as soon as possible of any incidents of unauthorized access to or misuse of “sensitive customer information.”
9.14 Confidentiality
     Each Party will hold the Confidential Information of the other Party in strict confidence. The receiving Party will not use or make any disclosure of Confidential Information to anyone without the express written consent of the disclosing Party, except to the receiving Party’s employees, agents, vendors, advisors and regulators if disclosure is necessary for the performance of this SA or defense of any claims under this SA. At any time during the term of this SA or following its expiration or termination, the receiving Party will, at the request of the disclosing Party, destroy any Confidential Information (including all copies thereof in its possession within five (5) Business Days after receiving written request by the disclosing Party. The receiving Party shall provide the disclosing Party access to Confidential Information in connection with the defense of any claims hereunder. The obligation to protect the confidentiality of all Confidential Information disclosed by either Party prior to such termination shall survive the termination of this SA.
9.15 Counterpart Execution and Facsimile Delivery.
     This SA may be executed in multiple counterparts, each of which when conformed, shall constitute one and the same document. This SA may be executed and delivered by facsimile signatures, which shall, for all purposes hereunder, be deemed effective as original signatures.
IN WITNESS WHEREOF, each Party has caused this SA to be signed in its corporate name by its proper officers duly authorized, as of the day, month and year first written above.

SUBSERVICER	LENDER

SUNSHINE MORTGAGE CORPORATION, a	ebank MORTGAGE, LLC, a
Georgia corporation	Georgia limited liability company

By:	/s/ Gary R. Rhineheart	By:	/s/ Lucien J. Barrette
	Gary R. Rhineheart		Lucien J. Barrette
	It’s CEO		It’s President

ATTEST:			ATTEST:

By:	/s/ Elizabeth Blanchard	By:	/s/ Wayne W. Byers
	Elizabeth Blanchard		Wayne W. Byers
	It’s Secretary		It’s Secretary

	(corporate seal)		(corporate seal)

SCHEDULE I
OPTIONAL SERVICES
☐	If the box at the left margin of this line contains an “x” at the time of execution of this SA by Lender, then Lender has elected to utilize the Private Label Servicing Option more fully described in Section 2.9.1.

☐	If the box at the left margin of this line contains an “x” at the time of execution of this SA by Lender, then Lender has elected to utilize the Monthly Borrower Statement Option more fully described in Section 2.9.2.

☐	If the box at the left margin of this line contains an “x” at the time of execution of this SA by Lender, then Lender has elected to utilize MERS as more fully described in Section 2.9.3.

SCHEDULE II
COMPENSATION TO SUBSERVICER
     For providing the services contained in this SA, Lender agrees that Subservicer shall earn, and Lender shall pay to Subservicer, all applicable fees, charges and requests for reimbursement as outlined in this SA. Unless funds are drawn by Subservicer under Section 3.5 or withheld therefrom by Subservicer in accordance with this SA, Lender shall remit funds to Subservicer to cover all sums due Subservicer hereunder (including without limitation P&I Advances requested by Subservicer and required to be funded by Lender in accordance with Section 3.5, as calculated by Subservicer’s Fidelity System), and within two (2) Business Days after Lender’s receipt of Subservicer’s invoice therefor.
I. Subservicing Fees, Setup Fees/Account Maintenance Fee Schedules; Fees for Optional Services
     A. Setup Fees due Subservicer are as follows:
          (1) A $0.00 per Investor setup fee is due Subservicer from Lender for each Investor established on Subservicer’s Fidelity System on behalf of Lender.
          (2) A per Mortgage Loan setup fee shall be due Subservicer on the date of commencement of the related subservicing, in the following amounts:
               (a) Lender’s reimbursement of Subservicer’s actual out-of-pocket setup costs and expenses, including reasonable travel expenses as applicable, in the case of the Original Subservicing; provided, however, that such reimbursement may be waived by Subservicer; and
               (b) $0.00 per Mortgage Loan for automated setup (i.e., in which substantially all required data concerning the Mortgage Loan, including master file data, escrow and, if applicable, ARM information is delivered to Subserviced by electronic interface, the cost of which shall be paid by Lender; and
               (c) $0.00 per Mortgage Loan for manual setup; and
               (d) $1.25 for any Original Subservicing Mortgage Loan that, as of its Transfer Date, has been paid in full or transferred service released and is being transferred to Subservicer solely for the purpose of IRS reporting at the end of the calendar year in which the Transfer Date occurs.
     B. (1) The monthly per Mortgage Loan subservice fee due Subservicer hereunder:
               (a) is $6.06 for a fixed-rate Mortgage Loan (including a “balloon” or “balloon reset” Mortgage Loan or a converted ARM) or an ARM Mortgage Loan which does not necessitate special or accelerated collection (delinquency, loss mitigation, or home ownership and/or debt management counseling) activities beyond those normally required to service standard conventional Fannie Mae or Freddie Mac loan or loans insured by FHA or guaranteed by the VA or USDA/RHS;

               (b) is $7.25 for a fixed-rate Mortgage Loan (including a “balloon” or “balloon reset” Mortgage Loan or a converted ARM) or ARM Mortgage Loan which does not satisfy the condition specified hereabove;
               (c) is $0.25 for any Original Subservicing Mortgage Loan that, as of its Transfer Date, has been paid in full and is being transferred to Subservicer solely for the purpose of IRS reporting at the end of the calendar year in which the Transfer Date occurs. Such Mortgage Loan(s) shall be purged from the Fidelity system following IRS reporting for the year in which the Transfer Date occurs and, thereafter, no additional charges shall accrue. In addition, any Mortgage Loan which pays in full during the last ninety (90) days of any calendar year shall not be purged from the Fidelity System at year-end but shall remain on the Fidelity System until the end of the following calendar year and shall be billed at the rate provided for in this subsection starting with the calendar month following the month in which the payoff occurs;
               (d) shall be computed as of the close of business on the last Business Day of the month in which the payoff occurs;
          (2) If, at any time after the First Transfer Date occurs hereunder, the number of Mortgage Loans subserviced hereunder is less than 0 (determined as of the last day of the month in question), then a monthly Account Maintenance Fee of $1,000 shall be payable to Subservicer for each such month.
          (3) The monthly per Mortgage Loan subservice fee due Subservicer shall be adjusted (each, a “Fee Adjustment”) effective as of the annual renewal date of this SA, but, in any event, only if based upon the mutual agreement of Lender and Subservicer.
     C. During each month during the Term hereof or any extension thereof, Lender agrees that Ancillary Income shall be deemed as 100% earned by Subservicer and claim no portion thereof.
     D. Subservicer shall collect from Lender an additional $20.00 per month for each Mortgage Loan (i) thirty (30) or more days delinquent, (ii) which has been referred to counsel for commencement of foreclosure proceedings, (iii) whose Mortgagor is a debtor in a pending bankruptcy proceeding, or (iv) which is REO managed by Subservicer, each to defray the increased costs necessarily incurred by Subservicer. Subservicer may, at its sole option, waive this charge for newly closed originations which have either a pending or recently completed service release sale statues and which delinquency is caused by the Mortgagor’s expressed confusion regarding the transfer.
     E. (1) All Mortgage Loans will be covered by lifetime freely transferable verified Transamerica Real Estate Tax Service (“TRETS”) or First American Real Estate Tax Service (“FARETS”) contracts, paid for by Lender. All tax service charges are the responsibility of Lender, including costs incurred by Subservicer for charges assessed by tax authorities or FARETS (for FARETS contracts or for TRETS contracts that FARETS has succeeded to by merger) in connection with their providing duplicate tax bills to Subservicer. If a FARETS real estate tax service contract is not in existence at time subservicing commences, Subservicer will order same from FARETS and charge Lender the amount per Mortgage Loan actually invoiced to Subservicer by FARETS plus a $2.00 per Mortgage Loan service charge. Notwithstanding the foregoing, certain Mortgage Loans may be transferred to Subservicer without a real estate tax contract in effect on the following terms and conditions, which are hereby specifically acknowledged and agreed to by Lender:
          (a) Subservicer shall have no obligation to order a tax service contract for any Mortgage Loan provided that Lender has identified, prior to the transfer of servicing to Subservicer, such loan as one for which Lender does not want a tax contract obtained. If Lender fails to provide such identification and Subservicer orders a tax service contract on such a loan, the cost shall be billed to Lender. If it is subsequently discovered by either Party that such contract was ordered in error, Subservicer shall cancel such contract and a refund, if any is forthcoming from the tax service company, shall be credited to Lender.
          (b) Subservicer’s obligations under Section 2.3(f) of this SA shall not apply to any Mortgage Loans for which Lender has elected not to have a tax service contract obtained nor shall Subservicer’s obligations under Section 2.3(h) apply to such Mortgage Loans with respect to the payment of items the non-payment of which would have been disclosed by a tax service contract.
          (c) Lender shall bear the sole risk, including any failure to comply with Applicable Requirements, resulting from the failure to obtain tax contracts on such Mortgage Loans, the failure to monitor the status of taxes and assessments, or the failure to pay outstanding taxes and assessments. The Parties acknowledge that these agreements concerning real estate tax service contracts are being made at the direction of Lender and, as a result thereof, Subservicer shall be entitled fully to indemnification by Lender pursuant to Section 8.3 of the SA.
          (2) If a transferable life of loan flood zone determination is not in effect on the related Mortgage Loan Transfer Date, naming Subservicer as the Party to be notified in case of any flood zone redetermination of the related Mortgaged Premises, then Lender will reimburse Subservicer for any charges billed to Subservicer by Subservicer’s flood zone tracking service vendor as a consequence of flood zone remapping of the Mortgaged Premises.
     F. Lender receives the benefit of all Escrow Accounts and P&I float. Escrow Account deposits shall be deposited at the direction of Lender, subject to all Applicable Requirements.
     G. If Lender elects the PLS Option in accordance with Section 2.9.1: (i) a one-time design and setup fee of $0.00 shall be due Subservicer on the date of commencement of the related subservicing; and (ii) the additional fee per Mortgage Loan per month (determined as of the first day of each month) is $0.25, with a per month aggregate minimum of                                         .
     H. Subservicer shall earn and be paid a flat fee of $100 per Mortgage Loan for each Mortgage Loan assigned to FHA under Title I of the National Housing Act.
     I. Subservicer shall earn and be paid a monthly fee of $0.00 for each separate Investor remittance method.
     J. If Lender elects the MBSO in accordance with Section 2.9.2, then; (i) a one-time design and setup fee of $0.00 shall be due Subservicer on the date of commencement of the related subservicing; and (ii) an additional fee per Mortgage Loan per month (determined as of the first day of each month) of $0.75 will be charged. The additional fees under clause (ii) include, and are based upon, applicable third-party production charges and U.S. Postal Service per letter postage as of the date of this SA and are subject to increase as production and postage charges are increased.
     K. Subservicer is entitled to retain all (100%) of all Loss Mitigation fees and expenses paid or allowed from time to time by the Agencies, HUD, FHA, VA and PMI Companies and any other Investor, in consideration of Subservicer’s loss mitigation activities with respect to any Mortgage Loans. If Subservicer performs loss mitigation activities at Lender’s request and there is no other source of compensation to Subservicer therefore, then Lender will compensate Subservicer at the same level as the standard compensation Fannie Mae would have allowed, at the time in question, for the same services for a Mortgage Loan owned or securitized by Fannie Mae. At the date hereof, the Fannie Mae standard schedule of allowances for Loss Mitigation Fees includes the following sums for the following activities: $1,000 for a pre-foreclosure sale transaction; $500 for a mortgage modification transaction; and $500 and reimbursement for title expenses for a deed in lieu of foreclosure transaction. Subservicer will endeavor to collect its expenses and charges for title, recording, escrow and related independent services from the Mortgagors or other responsible third parties first before requiring reimbursement from Lender.
     L. The per Mortgage Loan setup fee due Subservicer pursuant to Section I.A.(2) above shall be increased by $1.00 in the case of manual setup of MERS information on the Fidelity System and by $0.50 in the case of automated setup of MERS information on the Fidelity System.
     M. If, during any calendar month, one percent (1.0%) or more of the Mortgage Loans are paid in full, Subservicer shall be entitled to an additional fee of $115.00 per paid in full Mortgage Loan in excess of the number equaling one percent (1.0%) in order to defray the incremental costs of processing satisfactions. The percentage shall be determined by dividing the number of paid in full Mortgage Loans during such calendar month by the number of Mortgage Loans on the Fidelity System as of the last day of the preceding calendar month.

II. Mortgage Loan Exit Fee
     A. An Exit Fee equal to Subservicer’s internal costs and expenses (including, without limitation, labor, reasonable supplies, telephone, mailing, telecopy and photocopy expenses) attributable to the servicing transfer is payable to Subservicer; provided, however, that the Exit Fee shall not exceed $13.00 per Mortgage Loan. In addition, Lender shall pay all shipping charges, Investor transfer fees, document preparation charges for Mortgage Loan assignments, and recording charges incurred by Subservicr from third parties in connection with the servicing transfer of any Mortgage Loan (collectively, “Exit Related Charges”). Except as otherwise provided in this Paragraph II.A, the Exit Fee and Exit Related Charges shall apply during the entire Term of this SA and after its expiration or termination. The Exit Fee and Exit Related Charges shall be payable with respect to each Mortgage Loan no longer serviced or subserviced hereunder at the time of cessation of servicing or subservicing, whether by passage of time or as a consequence of a material breach by Lender hereunder or otherwise; provided, however, that:
     (1) the Exit Fee and Exit Related Charges shall not be payable for any Mortgage Loan if that Mortgage Loan was paid at its maturity or prepaid; or
     (2) the Exit Fee shall not be payable for any Mortgage Loan if : (a) Subservicer is in material breach of this SA and such breach has not been cured as provided in Section 5.5 of this SA; or (b) Subservicer terminates this SA before expiration of the Term of this SA for any reason except for material breach by Lender.
     B. Notwithstanding the preceding Paragraph II.A, the per Mortgage Loan Exit Fee during any calendar quarter during the Term shall be limited to Lender’s reimbursement of the third party out-of-pocket expenses incurred by the Subservicer if all of the following conditions are satisfied for that calendar quarter:
          (1) the total number of Mortgage Loans subservice released in that calendar quarter is 0 or less;
          (2) any Mortgage Loan in question was identified by Lender to Subservicer, on or before its Transfer Date, as being one for which service release is expected to occur. At such time as Lender so identifies the Mortgage Loan(s), Lender may also direct Subservicer not to perform any or all of its services hereunder in connection with such Mortgage Loan. There shall be no abatement of Subservicer’s fees as a result of such direction. Lender shall bear the sole risk, including any failure to comply with Applicable Requirements, resulting from such direction and Lender expressly acknowledges and agrees that Subservicer shall be entitled fully to indemnification by Lender; and

          (3) the Mortgage Loan in question was not subserviced by Subservicer for more than 120 days; and
          (4) at the close of business on the last Business Day of the calendar year in question, the total number of Mortgage Loans remaining unreleased is not less than 0 .
     C. In addition, Subservicer shall be entitled to be reimbursed by Lender for any setup costs and expenses paid by Subservicer pursuant to Paragraph I.A(2) if there is a servicing transfer of any of the Original Mortgage Loans prior to the third anniversary of the first Transfer Date.
III. Exceptional Expenses; Power to Terminate Subservicing of Certain Mortgage Loans
     A. The compensation due Subservicer under this SA was negotiated upon the assumptions that: (i) prior to Subservicer’s commencement of subservicing activities hereunder, the Mortgage Loans were continuously serviced and/or subserviced in accordance with Applicable Requirements; (ii) each entity transferring the servicing or subservicing of the Mortgage Loans to Subservicer hereunder has fully and timely complied with Subservicer’s reasonable transfer instructions; and (iii) complete and accurate Mortgage Loan Servicing information for all data fields reasonably required by Subservicer has been provided to Subservicer, to properly convert all information and fields into Subservicer’s Fidelity System in conformity with Fidelity’s requirements.
     B. Without limiting the generality of Section 8.3(a) of this SA:
          (1) Lender shall reimburse Subservicer for all reasonable exceptional expenses (such as expenses for employee overtime, temporary help and telephone and overnight courier expenses) necessarily incurred by Subservicer to correct any inaccuracies in the assumptions set forth in Section III.A above. Subservicer shall keep Lender advised of the expenses for which Subservicer shall expect reimbursement; provided, however, that such undertaking to advise Lender shall not be deemed an obligation on Subservicer’s part to obtain Lender’s consent prior to incurring such expense.
          (2) Subservicer agrees to notify Lender of any breach in Lender’s representations and warranties promptly after actual knowledge thereof by the management (department manager or senior) of Subservicer. If such notice to Lender occurs prior to the servicing transfer of the Mortgage Loan(s) affected by such breach, Lender shall be afforded the opportunity to cure such breach, to Subservicer’s satisfaction, before transfer to Subservicer, but such cure shall not release Lender of its indemnification obligations hereunder. If such notice to Lender occurs after the Transfer Date of the Mortgage Loan(s) affected by such breach, Subservicer shall have all rights and remedies contained in and provided by this SA..

          (3) With respect to any Mortgage Loans which have not been, prior to their respective Transfer Dates, continuously serviced or subserviced in accordance with Applicable Requirements in all material respects, Subservicer shall have a continuing option, subject to Subservicer’s compliance with Applicable Requirements, especially those mandating the giving of notice of a subservicing transfer, to determine (and to notify the Mortgagors and Lender of that determination) that, as of a future date certain, Lender or Lender’s designee will thereafter be servicing or subservicing such Mortgage Loans.
     C. In addition, Lender shall reimburse Subservicer for any additional Fidelity charges incurred by Subservicer as a result of Subservicer’s compliance with any Freddie Mac, Fannie Mae or Ginnie Mae requirement that Subservicer report under additional lender numbers or branch numbers.

SCHEDULE 2.5(d)
FORM OF CORPORATE RESOLUTION – SIGNING OFFICERS
     RESOLVED, that the individuals named in the next paragraph are hereby appointed as officers of ebank Mortgage, LLC (“Lender”), with the respective titles set forth to each individual’s name (each individual is referred to herein as an “Appointee”), but only for the sole, limited and exclusive purposes, acting on behalf of Lender, of signing, executing and (where required by law or custom) attesting, acknowledging and/or recording: (1) requests for delivery of custodial mortgage loan documents, reconveyances, substitution of trustees, discharges, releases, satisfactions, and assignments of deeds of trust, trust deeds, mortgages and security deeds (each, a “Security Instrument”) which Security Instruments secure paid in full mortgages subserviced for Lender by Sunshine Mortgage Corporation (“Subservicer”) pursuant to that certain Subservicing Agreement dated as of September 25th, 2006 (the “SA”) between Lender and Subservicer; (2) partial releases of collateral encumbered by any of the Security Instruments, but only with the prior written approval of an appropriate official of Lender or Investor in each instance; (3) modifications and/or extensions of so-called “balloon reset” owned or backing a security issued by Fannie Mae or Freddie Mac, but only in accordance with applicable guidelines issued by those Agencies and the related mortgage loan documents; (4) modifications of notes and Security Instruments, to reamortize the remaining unpaid principal balance of the mortgage loans secured thereby, at the same interest rate and unexpired term, but only upon : (a) a substantial curtailment of mortgage loan principal, and (b) the prior written consent of Lender and, if applicable, of Fannie Mae, Freddie Mac, HUD, USDA/RHS or VA; (5) assignments, substitution of trustees, pleadings, notices, deeds and other instruments necessary to institute, continue or complete foreclosures of loans subserviced for Lender by Subservicer, but only if the foreclosure has been approved by an appropriate official of Lender and/or Investor in each instance; and (6) any and all other related instruments and documents, including without limitation (i) the power to request mortgage loan documents from any document custodian or Investor holding the same, and (ii) the power to endorse instruments required to effectuate mortgage loan payments or refunds (such as checks evidencing such payments or refunds);
     FURTHER RESOLVED, that the Appointees’ respective names and offices are as follows:

Name	Title
Gary Rhineheart	Vice President and Assistant Secretary
Fred Powell	Vice President and Assistant Secretary
Elizabeth Blanchard	Vice President and Assistant Secretary
Lynne Tew	Vice President and Assistant Secretary

Name	Title
Arline Causey	Vice President and Assistant Secretary
Jody Stump	Vice-President and Assistant Secretary
it being understood that each Appointee herein is a current employee of Subservicer or of a “Recon Firm” (as defined in the SA);
     FURTHER RESOLVED, that all acts and doings of each Appointee as a Vice President or Assistant Secretary of Lender shall in all respects be consistent with and in furtherance of the duties and obligations of Subservicer under the SA, as that SA may have been, and may hereafter be, amended, supplemented or superseded.
     FURTHER RESOLVED, that each appointment of each Appointee made hereunder shall automatically expire: (i) when and if these resolutions are repealed, rescinded or annulled; (ii) upon the expiration or earlier termination of the SA; or (iii) when Lender delivers written notice to Subservicer of such repeal, rescission or annulment; and an Appointee’s appointment hereunder shall automatically terminate upon: (1) the termination of the employer-employee relationship between Appointee and Subservicer or upon termination of the employer-employee relationship of the Appointee and Subservicer’s Recon Firm, as the case may be; (2) upon the resignation of the Appointee, delivered to Subservicer or to Lender directly; or (3) as to Appointees employed by a Recon Firm, upon the termination of the outsourcing relationship between Subservicer and that Recon Firm.
     FURTHER RESOLVED, that no present or future Appointee: (i) shall ever be deemed to be an employee of Lender for any purpose; (ii) shall ever be entitled to compensation of any kind or type from Lender; and (iii) shall ever be entitled to any benefits whatsoever granted by Lender or by law or regulation to other officers, directors or employees of Lender.
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